UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023
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SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
____________________________

Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

38/39 Fitzwilliam Square	D02 NX53
Dublin 2
Ireland
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (353) (1) 234-3136
N/A
(Former name or former address, if changed since last report)
_______________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 19, 2023, Seagate Technology Holdings public limited company (the “Company”) and its subsidiary Seagate HDD Cayman (the “Borrower”) entered into the eighth amendment (the “Amendment”) to the Credit Agreement, dated as of February 20, 2019, by and among the Company, the Borrower, the lenders party thereto, and The Bank of Nova Scotia, as administrative agent (as amended from time to time, the “Credit Agreement”).
The Amendment replaced the total leverage ratio with a new total net leverage ratio during a covenant relief period specified in the Credit Agreement, reduced the minimum interest coverage ratio during such covenant relief period and modified certain other covenants. The covenant relief period commenced on the effective date of the Amendment and terminates on June 27, 2025, unless earlier terminated by the Borrower upon achieving a total leverage ratio less than or equal to 3.00 to 1.00. The maximum total net leverage ratio is 6.75 to 1.00 beginning with the fiscal quarter ending June 30, 2023, with periodic step downs during the covenant relief period, shifting to a maximum total leverage ratio of 4.00 to 1.00 for any fiscal quarter ending at any time other than during the covenant relief period. The minimum interest coverage ratio is 2.50 to 1.00 beginning with the fiscal quarter ending June 30, 2023, with periodic step downs and step ups during the covenant relief period, returning to a minimum interest coverage ratio of 3.25 to 1.00 for any fiscal quarter ending after June 28, 2024, and for any fiscal quarter ending at any time other than during the covenant relief period.
The Amendment also amended the Credit Agreement to, among other things, reduce the aggregate revolving loan commitments by $250.0 million, so that the remaining aggregate revolving loan commitments equal $1.5 billion, and provide for an increase to the applicable interest rate margins for the revolving loans and term loans in the event the Borrower does not prepay at least $450.0 million aggregate principal amount of outstanding term loans by September 30, 2023.
In addition, in the event that either the Borrower does not prepay at least $450.0 million aggregate principal amount of outstanding term loans by December 29, 2023, or at least two of the Company’s corporate issuer ratings fall below specified ratings thresholds, then the Company, the Borrower and the guarantors under the Credit Agreement will be obligated to provide collateral to secure the obligations under the Credit Agreement, subject to certain limitations and exclusions. The other material terms of the Credit Agreement remain unchanged.
Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Borrower or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date: May 22, 2023	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer